As filed with the Securities and Exchange Commission on July 19, 2013, Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRICO BANCSHARES

(Exact name of registrant as specified in its charter)

California	94-2792841
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

63 Constitution Drive, Chico, California 95973

(Address of principal executive offices)

TriCo Bancshares 2009 Equity Incentive Plan, as amended

(Full title of plan)

Thomas J. Reddish

Executive Vice President and Chief Financial Officer

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

(530) 898-0300

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock reserved for future issuance under the 2009 Equity Incentive Plan, as amended	1,000,000	$22.68	$22,680,000	$3,093.55

(1)	In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416.
(2)	Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act and is based upon the $22.68 average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on July 18, 2013. The proposed maximum offering price is based on the 1,000,000 shares being registered and has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what prices.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8:

REGISTRATION OF ADDITIONAL SECURITIES

On July 2, 2009, TriCo Bancshares (the “Company”) filed a Registration Statement on Form S-8, File No. 333-160405 (the “2009 Form S-8”) registering 650,000 shares of the Company’s common stock for issuance under the TriCo Bancshares 2009 Equity Incentive Plan (the “Equity Plan.”) On May 9, 2013, the Company’s shareholders approved an amendment to the Equity Plan increasing the total number of shares of common stock available for issuance from 650,000 to 1,650,000. Pursuant to General Instruction E of Form S-8 and Rule 429 under of the Securities Act of 1933, as amended, this Registration Statement registers 1,000,000 additional shares of the Company’s common stock for issuance as authorized by the Equity Plan, as amended. The contents of the 2009 Form S-8 are incorporated herein by reference and made a part hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 18, 2013;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed with the Commission on May 10, 2013;

(c)	the Company’s current reports on Form 8-K filed with the Commission on January 29, 2013, February 12, 2013, March 7, 2013, April 4, 2013, April 30, 2013, May 14, 2013 and June 14, 2013 (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules); and

(c)	the description of the registrant’s common stock set forth in the Registration Statement on Form 8-A under Section 12(b) of the Exchange Act and any future amendment or report filed for the purpose of updating such description.

All documents subsequently filed (but not those documents or portions thereof furnished but not filed, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index to this filing, which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico, State of California, on July 18, 2013.

TRICO BANCSHARES
(Registrant)

By	/s/ Thomas J. Reddish
Thomas J. Reddish Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

The officers and directors of TriCo Bancshares whose signatures appear below hereby constitute and appoint Richard P. Smith and Thomas J. Reddish, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 for the TriCo Bancshares 2009 Equity Incentive Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard P. Smith Richard P. Smith	Director, President and Chief Executive Officer (Principal Executive Officer)	July 18, 2013

/s/ Thomas J. Reddish Thomas J. Reddish	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2013

/s/ William J. Casey William J. Casey	Chairman of the Board of Directors	July 18, 2013

/s/ Donald J. Amaral Donald J. Amaral	Director	July 18, 2013

/s/ L. Gage Chrysler III L. Gage Chrysler III	Director	July 18, 2013

/s/ Craig S. Compton Craig S. Compton	Director	July 18, 2013

/s/ Cory W. Giese Cory W. Giese	Director	July 18, 2013

/s/ John S. A. Hasbrook John S. A. Hasbrook	Director	July 18, 2013

/s/ Michael W. Koehnen Michael W. Koehnen	Director	July 18, 2013

/s/ W. Virginia Walker W. Virginia Walker	Director	July 18, 2013

EXHIBIT LIST

Exhibit	Description

4	TriCo Bancshares 2009 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on April 3, 2013)

5	Opinion of Bingham McCutchen, LLP

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature page)

4